Exhibit 99.1
ACAP Corporation Annual Report 2005
Consolidated Balance Sheets

December 31, 2005
Assets
Investments:
Fixed maturities available for sale (amortized cost of $87,062,583)..................................	$ 87,061,908
Mortgage loans..................................................................................................................	83,078
Policy Loans......................................................................................................................	4,228,078
Short-term investments......................................................................................................	1,225,222
Total investments.............................................................................................................	92,598,286
Cash.....................................................................................................................................	32,340
Accrued investment income...................................................................................................	1,103,624
Reinsurance receivables.........................................................................................................	41,063,391
Accounts receivable (less allowance for uncollectible accounts of $91,212).............................	462,342
Deferred acquisition costs......................................................................................................	665,607
Property and equipment (less accumulated depreciation of $1,415,879) ................................	127,947
Costs in excess of net assets of acquired business (less accumulated amortization of $1,895,727)......................................................................................................................	778,044
Net deferred tax asset...........................................................................................................	964,416
Other assets..........................................................................................................................	1,400,705
Total assets......................................................................................................................	$139,196,702

Liabilities
Policy liabilities:
Future policy benefits...........................................................................................................	$119,241,521
Contract claims.....................................................................................................................	1,553,338
Total policy liabilities.........................................................................................................	120,794,859

Other policyholders' funds.....................................................................................................	1,767,959
Other liabilities.......................................................................................................................	2,439,217
Note payable........................................................................................................................	1,304,050
Deferred gain on reinsurance..................................................................................................	3,019,066
Total liabilities..................................................................................................................	129,325,151

Stockholders' Equity
Series A preferred stock, par value $.10 per share, authorized, issued, and outstanding 74,000 shares (involuntary liquidation value $2,035,000)...................................................	1,850,000
Common stock, par value $.10 per share, authorized 5,000 shares, issued 3,185, and outstanding 2,643...............................................................................................................	319
Additional paid-in capital......................................................................................................	4,604,480
Retained earnings .................................................................................................................	3,880,807
Treasury stock, at cost, 542 common shares..........................................................................	(463,611)
Accumulated other comprehensive income (loss) - net unrealized investment losses, net of taxes
of $(230) ...........................................................................................................................	(444)
Total stockholders’ equity.................................................................................................	9,871,551
Total liabilities and stockholders’ equity.............................................................................	$139,196,702

See accompanying notes to consolidated financial statements.

ACAP Corporation Annual Report 2005
Consolidated Statements of Operations and
Comprehensive Income (Loss)
	Year Ended December 31,
	2005	2004
Revenues
Premiums and other considerations...................................................................	$ 11,117,348	12,141,698
Net investment income....................................................................................	4,070,919	3,900,180
Net realized investment losses .........................................................................	(421,421)	(127,143)
Reinsurance expense allowance........................................................................	939,272	1,006,110
Amortization of deferred gain...........................................................................	333,572	382,986
Other income..................................................................................................	29,220	20,066
Total revenues.............................................................................................	16,068,909	17,323,897

Benefits and Expenses
Net policy benefits...........................................................................................	7,716,850	8,734,729
Commissions and general expenses.................................................................	6,389,790	6,896,132
Interest expense..............................................................................................	35,545	16,060
Amortization of deferred acquisition costs........................................................	122,130	129,817
Total benefits and expenses..........................................................................	14,264,315	15,776,738

Earnings
Income before federal income tax expense ......................................................	1,804,594	1,547,159
Federal income tax expense:
Current............................................................................................................	156,761	55,442
Deferred..........................................................................................................	635,595	308,222
Net income......................................................................................................	1,012,238	1,183,495

Other Comprehensive Income (Loss)
Net unrealized investments holding gains (losses) arising during period, net of taxes of $(1,112,815) in 2005 and $(305,514) in 2004....................................	(2,160,170)	(593,054)
Less: reclassification adjustment for net investment gains and losses included in net income, net of taxes of $143,284 in 2005 and $43,229 in 2004 ................	278,138	83,914
Comprehensive income (loss)...........................................................................	$ (869,794)	674,355

Earnings Per Share
Basic earnings per common share.....................................................................	$ 287.51	322.79
Diluted earnings per common share..................................................................	$ 270.76	314.08

See accompanying notes to consolidated financial statements.

ACAP Corporation Annual Report 2005
Consolidated Statements of Stockholders' Equity
	Year Ended December 31,
	2005	2004
Series A Preferred Stock (Including Additional Paid-in Capital).....................	$1,850,000	1,850,000

Common Stock
Balance, beginning of year................................................................................	376	376
Repurchase and cancellation of shares ............................................................	(57)	--
Balance, end of year........................................................................................	319	376

Additional Paid-in Capital
Balance, beginning of year................................................................................	5,780,092	5,799,816
Stock option exercise......................................................................................	(3,968)	(19,724)
Repurchase and cancellation of shares .............................................................	(1,171,644)	--
Balance, end of year........................................................................................	4,604,480	5,780,092

Retained Earnings
Balance, beginning of year................................................................................	3,011,944	1,940,605
Net income .....................................................................................................	1,012,238	1,183,495
Preferred stock cash dividends.........................................................................	(143,375)	(112,156)
Balance, end of year........................................................................................	3,880,807	3,011,944

B
Treasury Stock
Balance, beginning of year................................................................................	(427,679)	(252,803)
Stock option exercise.......................................................................................	8,768	43,724
Purchases.........................................................................................................	(44,700)	(218,600)
Balance, end of year........................................................................................	(463,611)	(427,679)

Accumulated Other Comprehensive Income
Balance, beginning of year................................................................................	1,881,588	2,390,728
Change during year..........................................................................................	(1,882,032)	(509,140)
Balance, end of year........................................................................................	(444)	1,881,588

Total Stockholders’ Equity...........................................................................	$9,871,551	12,096,321

See accompanying notes to consolidated financial statements.

ACAP Corporation Annual Report 2005
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2005	2004
Cash Flows from Operating Activities
Net income ...............................................................................................	$ 1,012,238	1,183,495
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization....................................................................	86,837	154,908
Amortization of deferred acquisition costs...................................................	122,130	129,817
Amortization of deferred gain on reinsurance...............................................	(333,572)	(382,986)
Premium and discount amortization.............................................................	251,203	266,273
Allowances for uncollectible accounts.........................................................	(7,574)	(88,658)
Net realized investment losses ...................................................................	421,421	127,143
Deferred federal income tax expense ........................................................	635,595	308,222
Decrease in reinsurance receivables............................................................	2,069,121	2,015,430
Decrease in accrued investment income......................................................	16,551	63,888
Decrease (increase) in accounts receivable.................................................	(3,948)	239,003
Increase in other assets..............................................................................	(2,839)	(1,185,359)
Decrease in policy liabilities........................................................................	(2,399,529)	(2,523,584)
Increase (decrease) in other liabilities..........................................................	210,546	(392,396)
Net cash provided by (used in) operating activities.................................	2,078,180	(84,804)

Cash Flows from Investing Activities
Proceeds from sales and maturities of investments available for sale and principal repayments on mortgage loans....................................................	14,522,773	10,705,623
Purchases of investments available for sale..................................................	(16,925,768)	(9,920,985)
Net decrease in policy loans.......................................................................	226,290	156,616
Net decrease in short-term investments......................................................	597,112	86,415
Purchases of property and equipment.........................................................	(5,088)	(28,173)
Net cash provided by (used in) investing activities..................................	1,584,681)	999,496

Cash Flows from Financing Activities
Principal payments on notes payable..........................................................	(207,500)	(250,000)
Proceeds from issuance of note payable.....................................................	1,304,050	--
Deposits on policy contracts......................................................................	1,202,111	911,929
Withdrawals from policy contracts..........................................................	(1,495,714)	(1,288,214)
Proceeds from issuance of stock options exercised.....................................	4,800	24,000
Preferred stock dividends paid...................................................................	(143,375)	(112,156)
Payments to acquire stock that was then cancelled .....................................	(1,171,701)	--
Payments to acquire treasury stock............................................................	(44,700)	(218,600)
Net cash used in financing activities.......................................................	(552,029)	(933,041)

Net decrease in cash..................................................................................	(58,530)	(18,349)
Cash at beginning of year...........................................................................	90,870	109,219
Cash at end of year....................................................................................	$ 32,340	90,870

See accompanying notes to consolidated financial statements

ACAP Corporation Annual Report 2005
Notes to Consolidated Financial Statements

1.  Summary of Significant Accounting Policies

            A. Principles of Consolidation and Nature of Operations

The consolidated financial statements of Acap Corporation ("Acap" or "the Company") include its wholly-owned subsidiaries: American Capitol Insurance Company ("American Capitol"); Imperial Plan, Inc. ("Imperial Plan"); and Texas Imperial Life Insurance Company ("Texas Imperial").  All significant inter-company transactions and accounts have been eliminated in consolidation.  Prior to December 2, 2005, InsLife Corporation, a Delaware corporation, owned a controlling interest in Acap, approximately 51% at December 31, 2004.  InsLife Corporation was liquidated and its assets distributed on December 2, 2005, leaving William F. Guest, the Company’s President, as the Company’s controlling stockholder, owning approximately 54% at December 31, 2005.

Acap is a life insurance holding company that focuses on the acquisition of existing life insurance policies, either through direct purchase or the acquisition of insurance companies.  In May 1999, Acap began marketing Medicare supplement health insurance.  Acap's insurance operations are conducted through its wholly-owned insurance subsidiaries.  Operations are conducted from the corporate headquarters in Houston, Texas.  Approximately half of the Company's direct collected premium comes from residents of Texas, with no other state generating as much as 11% of the Company's direct collected premium.

            B. Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Such accounting principles differ from prescribed statutory reporting practices used by the insurance subsidiaries in reporting to state regulatory authorities (“SAP”).  The more significant differences from SAP are:  (a) acquisition costs related to acquiring new business are deferred and amortized over the expected lives of the policies rather than being charged to operations as incurred;  (b) future policy benefits are based on estimates of mortality, interest, and withdrawals generally representing the Company's experience, which may differ from those based on statutory mortality and interest requirements without consideration of withdrawals;  (c) certain assets (principally software, agents' debit balances and certain other receivables) are reported as assets rather than being charged to retained earnings; (d) investments in fixed maturity securities that are classified as available for sale are recorded at fair value rather than at amortized cost;  (e) for acquisitions accounted for as a purchase, the identified net assets of the acquired company are valued at their fair values and reviewed for impairment at least annually, whereas, for statutory purposes, this excess is not allowed and acquisitions are accounted for as equity investments; (f) there are no investment related reserves, while the statutory basis of accounting requires the Asset Valuation Reserve and the Interest Maintenance Reserve;  (g) assets and liabilities are reported gross of reinsurance, while the statutory basis of accounting requires assets and liabilities to be reported net of reinsurance; and (h) at the time of the initial ceding of a block of business, a deferred gain is set up and amortized over the life of the policies ceded, whereas, under the statutory basis of accounting, the decrease in surplus relief from reinsurance ceded agreements is amortized through net income with an offset in surplus netting to a zero effect on surplus.

Generally, the net assets of the Company's insurance subsidiaries available for transfer to the parent company are limited to the amounts that the insurance subsidiaries' statutory net assets exceed minimum statutory capital requirements; however, payment of the amounts as dividends may be subject to approval by regulatory authorities.  As of December 31, 2005 and 2004, the amount of dividends available to the parent company from subsidiaries not limited by such restrictions was approximately $2,600,000 and $1,600,000, respectively.

The combined net income of the Company's insurance subsidiaries as determined using statutory accounting practices, was $3,368,676 and $1,839,452 for the years ended December 31, 2005 and 2004, respectively.  The combined statutory stockholders' equity of the Company's insurance subsidiaries amounted to $7,414,107 and $5,848,929 at December 31, 2005 and 2004, respectively.  The total adjusted statutory stockholders' equity of the Company's insurance subsidiaries exceeds the Risk-Based Capital requirements.  There are no material differences for the Company’s insurance subsidiaries statutory net income or surplus between SAP and practices prescribed and permitted by the State of Texas.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

            C. Investments

Investments are reported on the following bases:

All of the Company's debt securities are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 and are classified as available-for-sale securities. Accordingly, such securities are reported at fair value, with unrealized gains and losses, net of taxes, excluded from earnings and reported as a separate component of stockholders' equity as accumulated other comprehensive income (loss).

The retrospective method is used to calculate the amortization of premium and accretion of discount on the mortgage-backed securities.

Mortgage loans on real estate are carried at their unpaid principal balances.

Policy loans are carried at their unpaid principal balances.  Policy loans consist primarily of automatic borrowings against a policy's cash surrender value to pay policy premiums.  Interest accrues at rates ranging from 5% to 10%.

Short-term investments, consisting primarily of commercial paper, are carried at cost.

Declines in value considered other-than-temporary and other realized gains and losses, determined on the specific identification method, are accounted for in the consolidated statements of operations in net realized investment gains/losses.

            D. Deferred Acquisition Costs

Deferred acquisition costs are the costs of policies acquired through the purchase of insurance companies and represent the actuarially determined present value of projected future profits from policies in force at the purchase date.

For interest-sensitive whole life contracts, deferred costs are amortized in relation to the present value of expected future gross profits from the contracts.  For traditional contracts, deferred costs are amortized in relation to future anticipated premiums.  The deferred costs are reviewed to determine that the unamortized portion of such costs does not exceed recoverable amounts.  Management believes such amounts are recoverable.

The deferred acquisition costs for the years ended December 31, are summarized as follows:
	2005	2004
Balance, beginning of year..............................................................................................	$ 787,737	917,554
Amortized during the year..............................................................................................	(122,130)	(129,817)
Balance, end of year......................................................................................................	$ 665,607	787,737

The amortization of deferred acquisition costs is expected to be between $74,000 and $95,000 over each of the next five years.

            E. Property and Equipment

Property and equipment are carried at cost.  Depreciation is computed using the straight-line method over the estimated useful lives, which range from three to ten years.  Depreciation expense was $86,837 and $154,908 for the years ended December 31, 2005 and 2004, respectively.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gains or losses are recognized in income for the period.  The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

            F. Costs in Excess of Net Assets of Acquired Business

Beginning January 1, 2002, the costs in excess of net assets of acquired business were no longer amortized, but instead are tested for impairment at least annually in accordance with SFAS No. 142. The Company’s evaluation for the years ended December 31, 2005 and 2004 determined there was no impairment.

            G. Recognition of Premium Revenue and Related Expenses, Liability for Future Policy Benefits and Contract Claims

For traditional insurance contracts, premiums are recognized as revenue when earned.  Benefits and expenses are associated with earned premiums so as to result in their recognition over the premium-paying period of the contracts.  Such recognition is accomplished by means of the provision for future policy benefits and the amortization of deferred policy acquisition costs.

For contracts with mortality risk that permit the Company to make changes in the contract terms (such as interest-sensitive whole life policies), premium collections and benefit payments are accounted for as increases or decreases to a liability account rather than as revenue and expense.  In addition, decreases to the liability account for the costs of insurance and policy administration and for surrender penalties are recorded as revenues.  Interest credited to the liability account and benefit payments made in excess of a contract liability account balance are charged to expense.

For investment contracts without mortality risk (such as deferred annuities), net premium collections and benefit payments are recorded as increases or decreases to a liability account rather than as revenue and expense.  Surrender penalties are recorded as revenues.  Interest credited to the liability account is charged to expense.

Reserves for traditional contracts are calculated using the net level premium method and assumptions as to investment yields, mortality, withdrawals, and dividends.  The assumptions are based on past and expected experience and include provisions for possible unfavorable deviation.  These assumptions are made at the time the contract is issued or, for contracts acquired by purchase, at the purchase date.  Interest assumptions used to compute reserves ranged from 4% to 9% at December 31, 2005.

Reserves for interest-sensitive whole life policies and investment contracts are based on the contract account balance if future benefit payments in excess of the account balance are not guaranteed, or the present value of future benefit payments when such payments are guaranteed.

The liability for contract claims represents the liability for claims reported in excess of the related policy benefit reserve plus an estimate of claims incurred but not reported. Management believes that the Company's reserves have been appropriately calculated based on available information as of December 31, 2005; however, it is possible that the ultimate liability may vary significantly from these estimated amounts.

            H. Earnings per Share

Earnings per common share for 2005 and 2004 were computed as follows:
	2005	2004
Net income................................................................................................................	$1,012,238	1,183,495
Preferred dividends.....................................................................................................	(143,375)	(112,156)
Earnings available to common stockholders.................................................................	$ 868,863	1,071,339
Weighted Average Shares:
Basic......................................................................................................................	3,022	3,319
Diluted....................................................................................................................	3,209	3,411
Net earnings per share:
Basic.......................................................................................................................	$ 287.51	322.79
Diluted.....................................................................................................................	$ 270.76	314.08

            I. Participating Policies

Acap maintains both participating and nonparticipating life insurance policies. Participating business represented approximately 6% of the life insurance in force at December 31, 2005 and 2004, and 17% and 14% of life insurance premium income at December 31, 2005 and 2004, respectively.  Dividends to participating policyholders are determined annually and are payable only upon declaration of the Boards of Directors of the insurance subsidiaries.

            J. Federal Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, that requires that a deferred tax liability be recognized for all taxable temporary differences and a deferred tax asset be recognized for an enterprise's deductible temporary differences and operating loss and tax credit carryforwards.  A deferred tax asset or liability is measured using the marginal tax rate expected to apply to the last dollars of taxable income in future years.  The effects of enacted changes in tax laws or rates are recognized in the period that includes the enactment date.  The Company’s subsidiaries receive a small-life insurance company deduction that reduces income tax expense.  The income tax benefit is dependent upon the amount of taxable income in any given year.

            K. Statements of Cash Flows

For purposes of reporting cash flows, cash includes cash on hand, in demand accounts, in money market accounts, and in savings accounts.

            L. Stock-Based Compensation

The Company grants stock options to employees for a fixed number of shares with an exercise price equal to the fair market value of the shares at the date of grant.  The Company accounts for stock options in accordance with APB Opinion 25, “Accounting for Stock Issued to Employees,” and accordingly recognizes no compensation expense for the stock option grants.  In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment.”  SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock Based Compensation,” and supersedes APB 25.  Among other items, SFAS No. 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments in the financial statements based on the grant-date fair value of those awards.  The effective date of SFAS No. 123R is the first reporting period beginning after December 15, 2005.  SFAS No. 123R permits companies to adopt its requirements using either a “modified prospective” method, or “modified retrospective” method.  Under the “modified prospective” method, compensation cost is recognized in the financial statements, beginning with the effective date, based on the requirements of SFAS No. 123R for all share-based payments granted after that date and based on the requirements of SFAS No. 123R for all unvested awards granted prior to the effective date of SFAS No. 123R.  Under the “modified retrospective” method, the requirements are the same as under the “modified prospective” method, but this method also permits entities to restate financial statements of previous periods based on proforma disclosures made in accordance with SFAS No. 123R.  The Company adopted SFAS 123R effective January 1, 2006 using the modified prospective method.  Accordingly, any options issued subsequent to January 1, 2006 will be accounted for under SFAS 123R.  In addition, the Company has chosen not to present the proforma disclosure table required by SFAS 123R, as its option activity is deemed immaterial to its consolidated results of operations.

            M. Recently Issued Accounting Standards

In November 2005, the FASB issued Staff Position No. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments” (“FSP 115-1”).   FSP 115-1 addresses the determination as to when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of the impairment loss.  It also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-then-temporary impairments.  The guidance in FSP 115-1 amends SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and was effective January 1, 2006.  The Company adopted FSP 115-1 on January 1, 2006 without significant impact to its consolidated results of operations, cash flows, or financial position.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.”  SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, with earlier adoption permitted.  The Company will apply the provisions of SFAS 154, when applicable, in future reporting periods.

2.  Investments

            A. Fixed Maturity Securities

The amortized cost and fair values of investments in fixed maturity securities as of December 31, 2005 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Government securities............................	$ 5,135,435	54,434	(41,741)	5,148,128
Corporate securities...............................	50,415,946	1,712,357	(1,238,652)	50,889,651
Asset-backed securities.........................	9,311,577	--	(123,368)	9,188,209
Mortgage-backed securities...................	22,199,625	69,344	(433,049)	21,835,920
	$ 87,062,583	1,836,135	(1,836,810)	87,061,908

Gross unrealized losses on investment securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2005 were as follows:

	Less than 12 Months		12 Months or Longer		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Government securities................	$ 1,848,882	(15,597)	1,033,770	(26,144)	2,882,652	(41,741)
Corporate securities...................	12,381,847	(564,567)	12,052,057	(674,085)	24,433,904	(1,238,652)
Asset-backed securities.............	6,359,002	(49,301)	2,329,209	(74,067)	8,688,211	(123,368)
Mortgage-backed securities.......	13,880,758	(297,285)	4,322,684	(135,764)	18,203,442	(433,049)
Total temporarily impaired securities........................................	$34,470,489	(926,750)	19,737,720	(910,060)	54,208,209	(1,836,810)

The decision to impair a security incorporates both quantitative criteria and qualitative information.  The Company considers a number of factors including, but not limited to: a) the length of time and the extent to which the fair value has been less than book value, b) the financial condition and near term prospects of the issuer, c) the intent and ability of the Company to retain its investment for a period of time sufficient to allow for any anticipated recovery in value, d) whether the debtor is current on interest and principal payments, and e) general market conditions and industry or sector specific factors.

The Company's decision to impair a security is primarily based on whether the security's fair value is likely to remain significantly below its book value in light of all of the factors considered.

Investments for which there is an unrealized loss at December 31, 2005 for which an other-than-temporary impairment has not been recognized consist primarily of both corporate bond and mortgage-backed issues.  The impairment of these securities has been deemed as temporary due to the assigned rating and the typical fluctuations of these particular securities in the marketplace.  There are a total of 148 securities in this category, 51 of which have been impaired twelve months or longer.

A summary of proceeds from the sales of investments in fixed maturity securities, exclusive of proceeds from maturities, and the gross gains and losses realized on those sales follows:

	2005	2004
Proceeds on sales.........................................................................................................	$3,007,348	2,083,297

Gross realized gains on sales..........................................................................................	--	48,418
Gross realized losses on sales........................................................................................	(260,418)	(5,090)
Net realized gains (losses) on sales.................................................................................	(260,418)	43,328
Net realized losses on transactions other than sales.........................................................	(161,003)	(170,471)
Net realized losses.........................................................................................................	$ (421,421)	(127,143)

The amortized cost and estimated fair value of fixed maturity securities at December 31, 2005 by contractual maturity are shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Maturing in one year or less.....................................................................................	$ 5,384,708	5,264,723
Maturing after one year through five years................................................................	22,607,706	22,600,022
Maturing after five years through ten years................................................................	14,449,403	14,618,359
Maturing after ten years...........................................................................................	13,109,564	13,554,675
	55,551,381	56,037,779
Asset-backed securities..........................................................................................	9,311,577	9,188,209
Mortgage-backed securities....................................................................................	22,199,625	21,835,920
	$ 87,062,583	87,061,908

A summary of the fair value of mortgage-backed securities by type as of December 31, 2005 follows:

Collateralized mortgage obligations:
Planned amortization class.......................................................................................................	$ 895,635
Z.............................................................................................................................................	131,159
Sequential................................................................................................................................	32,954
1,059,748
Pass-through securities.................................................................................................................	13,385,920
Commercial mortgage-backed securities.......................................................................................	7,390,252
$ 21,835,920

With a planned amortization class security, early repayments are applied first to other tranches, and cash flows originally applicable to other tranches are first applied to the planned amortization class tranche if that tranche's originally scheduled cash flows are received later than expected.  The Z tranche defers all interest to other tranches until those tranches are paid down, at which time accumulated interest and principal are paid to this class.  Sequential tranches are not supported by other tranches.

As of December 31, 2005 and 2004, respectively, 98% and 99% of the Company's fixed maturity securities were rated “investment grade” (i.e., rated BBB-/Baa3 or higher by Standard & Poor or Moody).

            B. Mortgage Loans

The weighted average interest rate of mortgage loans was 8% as of December 31, 2005 and 2004.

The distribution of principal balances on mortgage loans held as of December 31, 2005 by contractual maturity follows:

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without penalties.

Maturing in one year or less.........................................................................................................	$ 2,026
Maturing after one year through five years....................................................................................	12,599
Maturing after five years through ten years....................................................................................	22,600
Maturing after ten years...............................................................................................................	45,853
$ 83,078

The distribution of principal balances on residential mortgage loans by geographic distribution at December 31, 2005 follows:

Tennessee.........................................................................................................................................	$ 52,878
Kentucky..........................................................................................................................................	30,200
$ 83,078

            C. Investment Income

A summary of net investment income follows:
	2005	2004
Interest on fixed maturities..................................................................................	$ 4,016,445	4,060,650
Interest on mortgage loans.................................................................................	8,747	21,562
Interest on policy loans......................................................................................	72,646	55,226
Interest on cash and short-term investments........................................................	53,322	11,525
Miscellaneous investment income (losses)...........................................................	39,403	(132,798)
	4,190,563	4,016,165
Investment expense............................................................................................	(119,644)	(115,985)
	$4,070,919	3,900,180

            D. Unrealized Investment Gains (Losses)

The change between cost and fair value for fixed maturity securities, net of taxes, follows:

Balance, January 1, 2004 .........................................................................................................	$2,390,728
Change during the year ...........................................................................................................	(509,140)
Balance, December 31, 2004....................................................................................................	1,881,588
Change during the year..............................................................................................................	(1,882,032)
Balance, December 31, 2005	$ (444)

            E. Other Investment Disclosures

Bonds with a fair value of $3,466,416 and $3,348,364 were on deposit with various regulatory authorities at December 31, 2005 and 2004, respectively.

Investments, other than investments issued or guaranteed by the United States Government or a United States Government agency or authority, in excess of 10% of stockholders’ equity were as follows:

                                                                                                                                                                December 31, 2005
	Balance Sheet Amount	Category

BSCMS 2004-T14 A2......................................................................................	$ 1,172,366	Fixed Maturity
Credit Suisse FB USA Inc .................................................................................	1,069,779	Fixed Maturity
General Electric..................................................................................................	1,035,818	Fixed Maturity
American General Finance..................................................................................	993,479	Fixed Maturity

3.  Fair Values

The carrying values and estimated fair values of the Company's financial instruments at December 31, 2005 follows:

	Carrying Amount	Fair Value
Assets:
Fixed maturities.....................................................................................................	$ 87,061,908	87,061,908
Mortgage loans......................................................................................................	83,078	95,561
Policy loans...........................................................................................................	4,228,078	4,228,078
Short-term investments..........................................................................................	1,225,222	1,225,222
Liabilities:
Note payable.........................................................................................................	1,304,050	1,304,050

Estimated market values of publicly-traded fixed maturity securities are as reported by an independent pricing service.  Estimated market values of fixed maturity securities not actively traded in a liquid market are estimated using a third-party pricing system, which uses a matrix calculation assuming a spread over U.S. Treasury bonds.

Fair values of mortgage loans are estimated by discounting expected cash flows, using market interest rates currently being offered for similar loans.

Policy loans have no stated maturity dates and are a part of the related insurance contracts.  Accordingly, it is not practicable for the Company to estimate a fair value for them.

For short-term investments and notes receivable the carrying amount is a reasonable estimate of fair value.

In that the note payable is a floating rate instrument, the principal balance is a reasonable estimate of the note's fair value.

4.  Line of Credit / Notes Payable

During 2005, Acap obtained a revolving line of credit from a bank by signing a secured promissory note in the amount of $2.7 million.  The credit facility is secured by Acap’s holdings of its subsidiaries.  Interest is at the prime rate as quoted in the most recently published issue of The Wall Street Journal.  At December 31, 2005, the interest rate was 7.25%.  Principal payments are due beginning the third quarter of 2007, at which time it is anticipated the line of credit will be converted to a term note.  As of December 31, 2005, Acap has drawn down a total of $1,304,050 and is currently making monthly interest-only payments.  The credit facility contains certain covenants regarding such items as investment restrictions, collateral ratios, and financial measures.  The Company was in compliance with all covenants at December 31, 2005.

During 2004, American Capitol and Texas Imperial obtained revolving lines of credit from a bank by signing unsecured promissory notes in the amount of $210,000 and $160,000, respectively.  Interest on both notes is at the base interest rate of the bank.  As of December 31, 2005, no funds were outstanding on these notes.

On December 23, 2003, Acap borrowed $145,000 from its President.  On August 8, 2005, Acap repaid the note in its entirety and all interest thereon.  The note bore interest at 6% per annum.

On March 31, 1999, Acap borrowed $1.5 million from a bank.  The final payment on this loan was made in January 2005.  The loan bore interest at a rate equal to the base rate of a bank.

5.  Commitment and Contingencies

            A. Lease

American Capitol leases approximately 22,000 square feet of a building for its home office.  The lease runs through October 31, 2011 with the right to cancel without penalty effective November 1, 2006.  There is an option to renew the lease for a period of 60 months immediately following the term of the lease agreement.

American Capitol paid $362,147 in 2005 and $345,008 in 2004 in connection with this lease agreement.  There have been no contingent rental payments in 2005 or 2004.

            B. Reinsurance

The Company accounts for reinsurance in accordance with SFAS No. 113.  In accounting for reinsurance, the Company has reported ceded reserve credits and reinsurance claim credits as reinsurance receivables.  The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

Reinsurance plays a significant role in the Company's operations.  At December 31, 2005 and 2004, respectively, reinsurance receivables with a carrying value of approximately $39 million and $40 million were recoverable from a single reinsurer, Canada Life Assurance Company ("Canada Life").  At December 31, 2005, Canada Life had statutory assets in excess of $32 billion and statutory stockholders' equity of approximately $3 billion.  Canada Life is rated "Superior" by A.M. Best Company, an insurance company rating organization.  At December 31, 2005 and 2004, respectively, reinsurance receivables with a carrying value of approximately $.6 million and $.9 million were recoverable from Hannover Life Reassurance (Ireland) Limited ("Hannover").  Hannover is rated “Excellent” by A.M. Best Company.  The Hannover reinsurance receivables are secured by a trust account containing a $1 million letter of credit granted in favor of an insurance subsidiary of the Company.

A treaty with Canada Life provides that the Company is entitled to 85% of the profits (calculated pursuant to a formula contained in the treaty) beginning when the accumulated profits under the treaty reach a specified level.  As of December 31, 2005, there remains $2,966,883 in profits to be generated before the Company is entitled to 85% of the profits.  As of December 31, 2004, such number was $3,794,327.  Should future experience under the treaty match the experience of recent years, which cannot reliably be predicted to occur, the accumulated profits would reach the specified level towards the end of 2009.  However, regarding the uncertainty as to when the specified level may be reached, it should be noted that the experience has been erratic from year to year and the number of policies in force that are covered by the treaty diminishes each year.

A treaty with SCOR Life Insurance Company (“SCOR”) provides that the Company is entitled to 85% of the profits (calculated pursuant to a formula contained in the treaty) beginning when the accumulated profits under the treaty reach a specified level, which occurred as of July 31, 2003.  At that time, at the Company's request, SCOR retroceded 100% of the coinsurance to the Company.  The Company now retains 85% of the profit generated from this block of business and pays SCOR an experience refund equal to the remaining 15% of the profits.  SCOR is entitled to such experience refund for ten years or until such accumulated experience refunds total $875,000, whichever comes first.  As of December 31, 2005, such accumulated experience refunds totaled $639,657. At December 31, 2004, such number was $380,010. Should future experience under the reinsurance agreement match the experience of recent years, which cannot reliably be predicted to occur, the accumulated experience refunds would reach the specified level around the end of 2006.  However, regarding the uncertainty as to when the specified level may be reached, it should be noted that the experience has been erratic from year to year and the number of policies in force that are covered by the agreement diminishes each year.

A treaty with Hannover provides that the Company may recapture the treaty without a charge to the surplus of an insurance subsidiary of the Company under statutory accounting beginning when the accumulated profits (calculated pursuant to a formula contained in the treaty) reach a specified level.  Under GAAP accounting, the recapture of the treaty would result in the release of any remaining deferred gain on reinsurance related to the treaty.  As of December 31, 2005, there remains $842,973 in profits to be generated before the Company can recapture the treaty without a surplus charge.  As of December 31, 2004, such number was $1,276,826. Should future experience under the treaty match the experience of recent years, which cannot reliably be predicted to occur, the accumulated profits would reach the specified level towards the end of 2007. However, regarding the uncertainty as to when the specified level may be reached, it should be noted that the experience has been erratic from year to year and the number of policies in force that are covered by the treaty diminishes each year.

The Canada Life, SCOR, and Hannover reinsurance treaties are representative of a key use of reinsurance by the Company.  Immediately following the purchase of a block of life insurance policies through the Company's acquisition program, the Company may reinsure all or a portion of the acquired policies.  By doing so, the Company seeks to recover all or a portion of the purchase price of the acquired policies and transfer the risks associated with the policies to the reinsurer. The Company retains the administration of the reinsured policies and seeks to profit from the compensation the Company receives from the reinsurer for such policy administration.  The Company is entitled, but not obligated, to recapture the policies at a price determined by a formula in the reinsurance treaty.

With regard to the policies not subject to the above-described reinsurance agreements with Canada Life, SCOR, or Hannover, the purpose of reinsurance is to limit the Company's exposure to loss on any single insured.  The Company reinsures the portion of risks in excess of a maximum of $50,000 on the life of any individual through various reinsurance contracts, primarily of the coinsurance and yearly renewable term type.

While the Company expects that all amounts ceded to reinsurers will ultimately be collected, the Company remains primarily liable to its contract holders with respect to any reinsurance ceded, and would bear any loss if such reinsurers were to default on their obligations under the applicable reinsurance treaties.  The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies.  Other than its exposure to Canada Life, Hannover and SCOR as discussed above, management does not believe the Company has significant concentrations of credit risk related to reinsurance, or otherwise.

The effect of reinsurance on premiums and benefits follows:
	2005	2004
Direct premiums......................................................................................................	$ 13,167,266	$ 14,355,808
Reinsurance assumed...............................................................................................	2,914,810	3,304,152
Reinsurance ceded...................................................................................................	(4,964,728)	(5,518,262)
Net premiums.........................................................................................................	$ 11,117,348	$ 12,141,698

Direct policy benefits...............................................................................................	$ 1,299,548	$ 12,704,539
Reinsurance assumed...............................................................................................	1,693,278	1,828,627
Reinsurance ceded...................................................................................................	(5,275,976)	(5,798,437)
Net policy benefits..................................................................................................	$ 7,716,850	$ 8,734,729

            C. Litigation

In a lawsuit entitled “Susie S. Brown versus American Capitol Insurance Company,” certain individual policyholders of American Capitol filed a suit against American Capitol on May 16, 2001, in the Civil District Court for the Parish of Orleans, Louisiana, alleging that American Capitol, in violation of state law cited therein, engaged in racial discrimination in the pricing and/or marketing of certain life insurance policies.  American Capitol removed the suit to the U. S. District Court for the Eastern District of Louisiana and filed its answer generally denying plaintiffs allegations. Plaintiffs then amended the suit and made their race-based discrimination claims under U. S. law instead of state law.  Alleging that there are other American Capitol policyholders similarly situated, plaintiffs are seeking a certification of a class of policyholders in order to proceed as a class action.  Based on investigations conducted by the Company and pre-trial discovery that has taken place, the Company believes that no “dual” pricing or other race-based discriminatory pricing, marketing, or administrative acts have occurred in respect to any policies issued or assumed by American Capitol.  The Company has further made it clear that the policies that fall within plaintiffs’ class definition were assumed by American Capitol in 1999 from another company, and that American Capitol did not establish the pricing of, and did not market, the subject policies.  American Capitol filed a motion for summary judgment which the Court denied, while in the same ruling the Court reduced the policyholders identified by plaintiffs for which a liability by the Company is alleged to a relatively low number (without deciding on liability).  At the present time, the Company is unable to quantify the damages or remediation costs sought by plaintiffs except that, in any case, as a result of the Court’s ruling on the summary judgment, as stated, the Company’s exposure to liability appears to have been substantially reduced. The Court has not ruled on plaintiffs’ motion for class certification. The Company believes that the plaintiffs’ claims are without merit and intends to defend the suit vigorously.  The Company is currently engaged in settlement discussions with plaintiffs’ attorneys.  A settlement would occur only if such settlement were to be approved by the court after a fairness hearing. It is not possible at this time to assess the probability of the conclusion of a settlement. While litigation is seldom completely free of liability exposure, and results can only be predicted based on information on hand or reasonably anticipated information and developments, the Company does not expect to incur any material liability as a result of the suit.

Apart from the above suit, the Company is from time to time involved in various other lawsuits and legal actions arising in the ordinary course of operations.  Management is of the opinion that the ultimate disposition of any pending litigation or threatened litigation will not have a material adverse effect on the Company’s results of operations or financial position.

            D. Accident and Health Unpaid Claims and Losses and Loss Adjustment Expenses

The distribution of liability for accident and health unpaid claims, unpaid losses, and claim adjustment expense reserves are as follows as of December 31:
	2005	2004
Unpaid claims...............................................................................................................	$ 25,290	--
Unpaid losses................................................................................................................	295,210	489,500
Claim adjustment expense reserves................................................................................	16,025	24,475
	$ 336,525	513,975

Activity in the accident and health policy and contract claims is summarized as follows:	2005	2004
Balance January 1..........................................................................................................	$ 513,975	639,975

Incurred related to:
Current year..................................................................................................................	3,631,020	4,598,717
Prior years.....................................................................................................................	(141,898)	(77,595)
Total incurred................................................................................................................	3,489,122	4,521,122

Paid related to:
Current year.................................................................................................................	3,294,225	4,085,167
Prior years...................................................................................................................	372,347	561,955
Total paid....................................................................................................................	3,666,572	4,647,122

Balance December 31...................................................................................................	$ 336,525	513,975

Liabilities for incurred but unpaid losses on accident and health contracts are estimated by applying historically derived completion factors against actual paid claims by month of incurral. The Company did not deduct any amount for salvage and subrogation from the liability for unpaid claims. Claim adjustment expenses are estimated to be 5% of the claim liability.

6.  Supplemental Information Regarding Cash Flows

Cash payments for interest expense for the years ended December 31, 2005 and 2004 were $31,897 and $17,755, respectively.  Net cash payments of $116,225 and $83,006 for federal income taxes were made during the years ended December 31, 2005 and 2004, respectively.

7.  Federal Income Taxes

Acap and its subsidiaries file a consolidated federal income tax return.  At December 31, 2005, Acap had a remaining tax net operating loss carryforward of approximately $140,000 that will expire during the years 2009 through 2019 if not previously utilized.  At December 31, 2005, the Company had alternative minimum tax carryforwards of approximately $829,000 that are available for an indefinite period to reduce future regular federal income taxes.

A portion of life insurance taxable income generated prior to 1984 is not taxable unless it exceeds certain statutory limitations or is distributed to stockholders, in which case it becomes taxable at ordinary corporate rates.  Such income is accumulated in a Policyholders' Surplus Account that, at December 31, 2005, had a balance of approximately $4,200,000.  No provision has been made for income taxes related to this accumulation.

A reconciliation of income tax expense computed at the applicable federal tax rate of 34% to the amount recorded in the consolidated financial statements for 2005 and 2004 is as follows:
	2005	2004
Federal income tax expense at statutory rate..............................................................	$ 613,562	526,035
Small life insurance company deduction.....................................................................	(204,877)	(131,134)
Change in valuation allowance...................................................................................	377,415	(31,483)
Other, net.................................................................................................................	6,256	246
Total federal income tax expense...............................................................................	$ 792,356	363,664

The small life insurance company special deduction noted above is available to life insurance companies with assets under $500 million.  The deduction is 60% of life insurance taxable income under $3 million.  The deduction is phased out for life insurance taxable income between $3 million and $15 million, with the deduction reduced by 15% of the life insurance taxable income in excess of $3 million.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2005 and December 31, 2004 are as follows:
	2005	2004
Deferred Tax Assets:
Deferred gain on reinsurance.......................................................................................	$1,026,483	1,139,897
Net operating loss carryforwards................................................................................	47,751	73,464
Alternative minimum tax credit carryforwards..............................................................	829,499	765,919
Deferred policy acquisition costs.................................................................................	1,474,939	1,784,591
Fixed maturity write downs.........................................................................................	175,696	156,020
Net unrealized gains on available for sale securities......................................................	230	--
Other...........................................................................................................................	170,265	137,148
Total gross deferred tax assets...................................................................................	3,724,863	4,057,039
Less: valuation allowance...........................................................................................	(1,793,914)	(1,416,499)
Deferred tax assets.....................................................................................................	1,930,949	2,640,540

Deferred Tax Liabilities:
Policy reserves and policy funds.................................................................................	531,055	584,235
Net unrealized gains on available for sale securities......................................................	--	969,301
Investments................................................................................................................	342,453	378,764
Other.........................................................................................................................	93,025	77,760
Deferred tax liabilities.................................................................................................	966,533	2,010,060

Net deferred tax asset.................................................................................................	$ 964,416	630,480

A valuation allowance of $1,793,914 for the net operating loss carryforward, alternative minimum tax credit carryforward, and a portion of other deferred tax assets was established at December 31, 2005 against the deferred tax asset.  The net change in the total valuation allowance for the years ended December 31, 2005 and 2004 was an increase of $377,415 and decrease of $64,746, respectively.  Management believes that it is more likely than not that the deferred tax assets that are not provided for in the valuation allowance are recoverable.

8.  Segment Information

The Company operates in two reportable segments: Life and Health.  Financial information by industry segment for the year ending December 31, 2005 is summarized as follows:

	Life	Health	Total
Revenues:
Premiums and other considerations......................................................	$ 5,014,000	6,103,348	11,117,348
Net investment income........................................................................	4,007,982	62,937	4,070,919
Net realized investment losses.............................................................	(421,421)	--	(421,421)
Reinsurance expense allowance...........................................................	939,272	--	939,272
Amortization of deferred gain..............................................................	333,572	--	333,572
Other income......................................................................................	29,219	--	29,219
Total revenues...............................................................................	9,902,624	6,166,285	16,068,909
Benefits and Expenses:
Net policy benefits.............................................................................	4,371,155	3,345,695	7,716,850
Commissions and general expenses.....................................................	5,336,107	1,053,683	6,389,790
Interest expense..................................................................................	35,545	--	35,545
Amortization of deferred acquisition costs............................................	89,761	32,369	122,130
Total benefits and expenses............................................................	9,832,568	4,431,747	14,264,315
Pretax Income from Continuing Operations.........................................	$ 70,056	1,734,538	1,804,594

Identifiable Assets (as of December 31, 2005)....................................	$138,097,109	1,099,593	139,196,702

Financial information by industry segment for the year ending December 31, 2004 is summarized as follows:

	Life	Health	Total
Revenues:
Premiums and other considerations......................................................	$ 5,179,616	6,962,082	12,141,698
Net investment income........................................................................	3,821,356	78,824	3,900,180
Net realized investment losses.............................................................	(127,143)		(127,143)
Reinsurance expense allowance..........................................................	1,006,110	--	1,006,110
Amortization of deferred gain..............................................................	382,986	--	382,986
Other income.....................................................................................	20,066	--	20,066
Total revenues................................................................................	10,282,991	7,040,906	17,323,897
Benefits and Expenses:
Net policy benefits..............................................................................	4,427,649	4,307,080	8,734,729
Commissions and general expenses.....................................................	5,641,752	1,254,380	6,896,132
Interest expense.................................................................................	16,060	--	16,060
Amortization of deferred acquisition costs...........................................	83,389	46,428	129,817
Total benefits and expenses...........................................................	10,168,850	5,607,888	15,776,738
Pretax Income from Continuing Operations.........................................	$ 114,141	1,433,018	1,547,159

Identifiable Assets (as of December 31, 2004)....................................	$ 141,661,641	1,479,440	143,141,081

9.  American Capitol Stock Option and Benefit Plans

Effective May 13, 2002, the Board of Directors of American Capitol adopted an incentive stock option plan (the “2002 Plan”).  The 2002 Plan adopted by the Board of Directors grants stock options to the senior officers of American Capitol and the non-management members of the Board of Directors.  The stock options have only been granted with respect to shares of common stock of Acap owned by American Capitol.  The options enable the grantee to purchase the common stock to which the options relate at the market value of the common stock on the date of granting the options.  In 2003, the options were adjusted to reflect a 1-for-2 reverse stock split.  The options generally vest five years from the date of grant and must be exercised within ten years from the date of grant.  The options with respect to one grantee vest four years from the date of grant and must be exercised within five years from the date of grant.

Effective September 2, 1997, the Board of Directors of American Capitol adopted an incentive stock option plan (the “1997 Plan”).  The 1997 Plan provides that the Board of Directors of American Capitol or the Compensation Committee of the Board of Directors may grant stock options to any employee determined to be a key employee.  The stock options may only be granted on shares of common stock of Acap owned by American Capitol.  The options enable the grantee to purchase the common stock to which the options relate at the market value of the common stock on the date of granting the options.  In 2003, the options were restated to reflect the effect of a 1-for-2 reverse stock split.  The remaining unexercised options are fully vested and must be exercised within ten years from the date of grant.

The weighted average remaining contractual life of the two plans is 4.4 years at December 31, 2005.

As of December 31, 2005, options to purchase 266 of the 542 shares of Acap common stock owned by American Capitol had been granted and are outstanding with a weighted average option price of $698.35 per share.

Stock options granted for Acap Corporation common stock are summarized as follows:

	2005	2004	2005	2004
	Average Option Price		Number of Shares
Outstanding at January 1..........................................................	$690.43	658.16	276	326
Options exercised ..................................................................	480.00	480.00	10	50
Outstanding at December 31....................................................	698.35	690.43	266	276
Exercisable at December 31....................................................			90	100
Available for future grant.........................................................			276	246

All full-time employees of American Capitol are eligible to participate in the American Capitol 401(k) Plan.  Employees who elect to participate may contribute any percentage of their base pay until the contribution limit is met.  American Capitol’s contribution is 25% of the first 10% of the employee’s contribution.  The total expense incurred by American Capitol during 2005 and 2004 related to such plan was $28,671 and $30,678, respectively.

Pursuant to a deferred compensation agreement with an officer of the Company, at December 31, 2005 the Company held a liability of $142,900, while the amount of such liability at December 31, 2004 was $35,450.

10.  Capital Stock

Acap has two classes of capital stock:  preferred stock ($.10 par value, authorized 80,000 shares), which may be issued in series with such dividend, liquidation, redemption, conversion, voting, and other rights as the Board of Directors may determine, and common stock ($.10 par value, authorized 5,000 shares), the "Common Stock."  The only series of preferred stock outstanding is the Cumulative Exchangeable Preferred Stock, Series A, $2.50 (Adjustable), the "Series A Preferred Stock."

            A. Series A Preferred Stock

There are 74,000 shares of Series A Preferred Stock authorized, issued, and outstanding.  Acap pays dividends quarterly on the Series A Preferred Stock (when and as declared by the Board of Directors).  The amount of the dividend is based on the prime rate of a Pittsburgh bank plus 2%.  Acap has the right, if elected by the Board of Directors, to redeem the Series A Preferred Stock at the fixed redemption price of $27.50 per share.  The holders of Series A Preferred Stock are entitled to liquidating distributions of $27.50 per share.  The cumulative dividends and liquidating distributions of the Series A Preferred Stock are payable in preference to the Common Stock.  The Series A Preferred Stock is nonvoting, except as required by law and except that, if six quarterly dividends are unpaid and past due, the holders of the Series A Preferred Stock may elect two directors to Acap's Board of Directors.  There was no activity related to the Series A Preferred Stock for 2005 or 2004 other than the payment of dividends.

            B. Common Stock

Throughout 2005, Acap repurchased a number of its outstanding shares of common stock, primarily through a self-tender completed on July 29, 2005.  As a result of the repurchase activity, the number of shares of outstanding common stock decreased from 3,234 at January 1, 2005 to 2,643 at December 31, 2005.  The repurchased shares were subsequently cancelled.

Activity in the Company’s issued and outstanding Common Stock for the years 2004 and 2005 is summarized as follows:

	Issued Shares	Treasury Shares	Outstanding Shares
Balance, December 31, 2003.........................................................................	3,757	392	3,365
Purchases of treasury shares ..........................................................................	--	180	(180)
Stock option exercise....................................................................................	--	(50)	50
Other ............................................................................................................	(1)	--	(1)
Balance, December 31, 2004.........................................................................	3,756	522	3,234
Purchases of treasury shares ..........................................................................	--	30	(30)
Stock option exercise.....................................................................................	--	(10)	10
Repurchase and cancellation of shares.............................................................	(571)	--	(571)
Balance December 31, 2005.........................................................................	3,185	542	2,643

The Board of Directors and Stockholders
Acap Corporation

We have audited the accompanying consolidated balance sheet of Acap Corporation and subsidiaries as of December 31, 2005 and the related consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows for the two years ended December 31, 2005 and 2004.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Acap Corporation and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the two years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

                                                                                 HAM, LANGSTON, & BREZINA LLP

Houston, Texas
May 3, 2006